UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                                     June 27, 2007

VIKING SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-49636	86-0913802
(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 900, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

858-431-4010

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 27, 2007, the Audit Committee of our Board of Directors approved management’s recommendation that our consolidated financial statements for the first quarter of 2007 should no longer be relied upon due to a failure to account for a modification of the terms of outstanding common stock warrants that occurred in February 2007.

Warrant Modification

During February 2007, in connection with the issuance of convertible notes and the pricing of the related conversion features of such notes, we adjusted the terms of outstanding warrants to purchase an aggregate of 22,222,222 shares of our common stock that were previously issued to holders of our Series B Convertible Preferred Stock. The exercise price of these warrants was reduced from $0.35 to $0.18 and the life of the warrants was increased from five years to seven years. The terms of the modification are set forth in the Consent, Waiver and Amendment Agreement filed as Exhibit 10-6 to our Form 8-K filed on February 27, 2007.

The change in the value of these warrants resulting from these adjustments was not reflected in our financial statements for the three month period ended March 31, 2007. The modification to the warrants increased the value of the warrants by $1,171,555. As a result, we have increased our total non-cash loss on derivative liabilities from $1,261,184 to $2,432,739 for the three months ended March 31, 2007.

The following reflects the effects of this restatement on net loss applicable to common stockholders and the related loss per share for the three months ended March 31, 2007:

	As Reported	As Restated
Net loss applicable to common stockholders	$(3,376,541)	$(4,548,096)
Loss per share - basic and diluted	$(0.05)	$(0.07)

Corrective Measures

Concurrently with the filing of this report, we are filing an amendment to our Quarterly Report on Form 10−QSB for the quarter ended March 31, 2007, to restate the financial statements contained in that report to reflect the change in value resulting from the warrant modification. In addition, the amendment will reflect the restated calculations of our net loss applicable to common shareholders and loss per share for the quarter.

Our Audit Committee and executive officers have discussed the matters described herein with Squar, Milner, Peterson, Miranda & Williamson, LLP, our independent registered public accounting firm.

Controls and Procedures

Based on their review of the factors contributing to the failure to account for the warrant modification, our Chief Executive Officer and Chief Financial Officer have concluded that, while our disclosure controls and procedures are effective at the reasonable level, there are deficiencies in our controls. We are reviewing our disclosure controls and procedures and our internal controls over financial reporting and implementing changes to our controls and procedures to improve effectiveness. These changes are expected to include enhancements to improve our internal review process, improved communication among those responsible for financial accounting and disclosure and more formalized processes and procedures.

We continually seek to improve and strengthen our control processes to ensure that all of our controls and procedures are adequate and effective. We believe that a control system, no matter how well designed and operated, can only provide reasonable, not absolute, assurance that the objectives of the controls system are met. In reaching a reasonable level of assurance, management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 27, 2007	VIKING SYSTEMS, INC.

By: /s/ Donald Tucker
Chief Executive Officer